AMENDED AND RESTATED AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT is made as of the 26th day of September, 2000 (the "Agreement"), by and between Trenwick Group Inc., a Delaware corporation with a principal place of business in Stamford, Connecticut (the "Company"), and James F. Billett, Jr., of 14 John Applegate Road, Redding, Connecticut 06896 ("Executive") and amends and restates the Agreement, dated as of November 3, 1999, by and between the Company and the Executive (the "Original Agreement").

WHEREAS, the Executive is the Chairman, President and Chief Executive Officer ("Position") of the Company, a publicly traded holding company with operating subsidiaries in the insurance and reinsurance business, reporting to, and subject only to the direction and control of, the Board of Directors of the Company (the "Board") and is a key employee of the Company and its subsidiaries;

WHEREAS, the Company believes that the maintenance of sound management is essential to protecting and enhancing the business and operations of the Company and is in the best interests of the Company and its shareholders and recognizes that the possibility of a change of control raises uncertainty and questions among its key employees that could result in, or lead to, the loss of such key employees or their distraction from their duties, all to the detriment of the Company and its shareholders;

WHEREAS, the Company wishes to assure that it will have the continued dedication of the Executive as a key employee of the Company or one of its subsidiaries and the continued availability of the Executive's advice, counsel and services, notwithstanding the possibility, threat or actual occurrence of a change of control of the Company, and to induce the Executive to remain as a key employee of the Company or one of its subsidiaries; and

WHEREAS, the Executive is willing to continue to be employed by the Company and its subsidiaries in his Position, taking into consideration the terms and conditions of this Agreement and, to induce the Company to make the agreements and undertakings set forth in this Agreement, hereby agrees to the provisions in
Section 5 of this Agreement concerning, among other things, confidentiality, trade secrets, non-solicitation and non-competition.

NOW, THEREFORE, in consideration of the mutual terms and covenants contained herein, the receipt and sufficiency of which the parties acknowledge and accept, the Company and the Executive hereby agree as follows:

1.       DEFINITIONS.
         -----------

For purposes of this Agreement,

(a) A "Change in Control" shall be deemed to have occurred upon the earliest to happen of the following:

(A) The acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act") by any person or entity or any group of persons or entities who constitute a group (within the meaning of Rule 13d-3 of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, of any securities of the Company if, as a result of such acquisition, such person, entity or group either (i) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (ii) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board;


(B) A change in the composition of the Board such that a majority of the members of the Board are not Continuing Directors. A "Continuing Director" means, as of any date of determination, any member of the Board who (i) was a member of the Board on the date of this Agreement, or (ii) was nominated and elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of the Board at the time of such nomination or election; or

(C) The stockholders of the Company approve (i) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one or more transactions) of all or substantially all of the Company's assets.

         Notwithstanding  the  foregoing,  the events in Section  1(a)(A)(i)  or
         Section 1(a)(C)(i) shall not be deemed a Change in Control if, prior to any transactions constituting such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change in Control; provided, however, if any such transaction would be a Change of Control if 50% were substituted for the 20% in Section 1(a)(A)(i) or for the 80% in Section 1(a)(C)(i), then the written consent of the Executive shall also be required.

(b) Cause: "Cause" shall mean: (A) the commission by the Executive of any felonious act or any other criminal act involving moral turpitude, dishonesty, theft or unethical business conduct, (B) the willful and continued failure of the Executive to substantially perform his duties (other than as a result of incapacity due to physical or mental injury
         or   illness)  which duties the Executive has been directed in writing to perform by the Board; (C) willful misconduct or gross negligence by the Executive in the performance of the Executive's duties, or (D) the failure of the Executive to comply with the policies or procedures of the Company. No action or failure to act by the Executive shall be considered "willful" if it is determined by the Board to have been done by the Executive in good faith and with the reasonable belief that the Executive's action or omission is in the best interest of the Company.

(c) Good Reason: "Good Reason" shall mean any of the following events, provided that it occurs within the ninety (90) day period prior to the date the Executive gives notice pursuant to Section 2(c) of this
         Agreement:

(A) The position or responsibilities of the Executive are significantly reduced (including, without limitation, the elimination of his Position, a change in the reporting responsibilities of his Position, a substantial reduction in the size of the Company or other substantial change in the character or scope of the Company's operations), or the Executive is assigned without his written consent to any duties inconsistent with his Position with the Company immediately prior to such assignment or the status and stature of those with whom the
              Executive is asked to work or the position, authority, responsibility or type of work or the working conditions under which the Executive is assigned is inconsistent with, not comparable to, or reduced in status or altered in nature from the Executive's Position;

(B) The annual incentive compensation opportunity provided to the Executive is eliminated or significantly reduced, the Executive's participation level is reduced or the manner of assessing actual performance is changed in a manner that results in the Executive earning significantly less annual incentive compensation for a given period than he or she would have for the same period absent such change;

(C) The Executive's aggregate level of benefits under the Company's benefit plans is significantly reduced;

(D) The Company fails to provide the Executive with benefits and perquisites which are substantially similar in the aggregate to those to which the Executive is entitled under the Company's benefit plans in which the Executive was participating immediately prior to the Change in Control, or fails to provide the Executive with directors' or officers' insurance, as applicable, at least at the level maintained immediately prior to the Change in Control;

(E) The Executive is required to change his regular work location to a location that requires the Executive to commute a distance more than 50 miles further from the Executive's principal place of employment existing at the time of the Change in Control; or

(F) The Company fails to pay the Executive any amount otherwise vested and due hereunder or under any plan or policy of the Company, or fails to comply with any other provision of or perform any of its other obligations under this Agreement.

(d) Date of Termination: "Date of Termination" shall mean (A) if the Executive's employment is terminated by the Executive's death, the date of the Executive's death, or by reason of the Executive's Disability, the date all of the conditions to constitute a Disability have occurred, (B) if the Executive's active employment is terminated by the Company pursuant to Section 2(b), whether or not for Cause, the date specified in the Notice of Termination, and (C) if the Executive's active employment is terminated by the Executive pursuant to Section 2(c) whether or not for Good Reason, the date which is ten (10) business days after the date of receipt of the Executive's notice of intention to terminate or such other date as may be agreed by Executive and the Board.

(e) Protected Period: "Protected Period" shall mean the two year period after the occurrence, during the term of this Agreement, of a Change in Control.

(f) Disability: "Disability" shall have the same meaning as set forth in the Company's long-term disability insurance policy providing disability insurance for the Executive, as the same shall exist from time to time.

(g) Notice of Termination: "Notice of Termination" shall mean written notice of the termination of the Executive's active employment with the Company either delivered to the Executive by the Company pursuant to
         Section 2(b) or delivered to the Company by the  Executive  pursuant to
         Section 2(c).


2.       TERMINATION.
         -----------

(a) Change in Control. The Executive shall be entitled to the benefits provided in Section 3 hereof upon any termination of his active employment with the Company and its subsidiaries within a Protected Period, except a termination of active employment (i) because of his death, (ii) because of a Disability, (iii) by the Company or its subsidiaries for Cause, or (iv) by the Executive other than for Good Reason. No amounts shall be payable under this Agreement if the Executive's employment terminates outside of a Protected Period.

(b) Termination by Company. Any termination by the Board of the Executive's active employment must, in order to be effective, be preceded by a written Notice of Termination to the Executive indicating the Date of Termination and the reasons therefor and, if the termination is for Cause, the specific provision of Section 1(b) relied upon and setting forth in reasonable detail the facts and circumstances supporting termination for Cause. Nothing herein shall bar the Executive from contesting the basis for his termination under this Section 2(b).

(c) Termination by Executive. Any termination by the Executive of his active employment for Good Reason must, in order to be effective, be preceded by a written Notice of Termination to the Company indicating the specific provision of Section 1(c) relied upon and setting forth in reasonable detail the facts and circumstances supporting the termination under the provision so indicated. After receipt of such Notice of Termination, the Company shall have ten (10) business days from the date of receipt of such Notice of Termination to cure the event described therein, and upon cure thereof by the Company to the Executive's reasonable satisfaction, such event shall no longer constitute "Good Reason" for purposes of this Agreement.

3.       COMPENSATION AND BENEFITS: POST EMPLOYMENT.
         ------------------------------------------

(a) Change in Control. If, within a Protected Period, the Executive's employment by the Company and its subsidiaries shall be terminated (i) by the Company and its subsidiaries other than for Cause and other than because of a Disability or death, or (ii) by the Executive for Good Reason, the Executive shall be entitled to the benefits provided for below:

(A) Base Salary - The Executive shall continue to receive his base salary for three (3) years after the Date of Termination, payable in installments on the Company's normal payroll dates. For this purpose, base salary shall be the current base salary of the Executive at the Date of Termination or at the base salary at any time in the last twelve months, if higher.

(B)           Bonus - The Executive  shall continue to receive a Bonus for three
              (3) years after the Date of Termination and for the period of the year elapsed prior to the Date of Termination, pro rated for the portion of the year elapsed. Such amount shall be determined based on the greater of the last annual performance bonus paid or the average of the last two annual performance bonuses paid immediately preceding the Executive's Date of Termination.

(C) Car Allowance - The Executive shall continue to receive a car allowance for the 3- year period after the Executive's Date of Termination. The amount of such allowance shall equal the amount, if any, being received by the Executive as of the date of the Change in Control.

(D) Medical & Dental, 401(k), Pension Plans and Supplemental Pension Plans - The Executive shall continue to be treated as a participant in all such plans in which the Executive shall have been a participant on the date of the Notice of Termination, based on then applicable and corresponding elections and contribution rates, for the 3-year period commencing on the Executive's Date of Termination. If such plans do not permit the Executives continued participation, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans). The Executive shall be allowed to change the Executive's payment election under the terms of such Supplemental Benefit Plan at the Executive's Date of Termination.

(E) Life & Disability Insurance - The Company shall continue to pay the premium related to the Executive's life insurance and long-term disability insurance for the 3-year period commencing on the Executive's Date of Termination.

(F) Benefits - The Executive shall be paid or be provided such other benefits for which the Executive is otherwise eligible, if any, under the terms of any employee benefit, incentive, option, stock award or other plans or programs of the Company in which he may be, or may have been, a participant and any unused vacation time. All awards made to the Executive under such employee benefit, incentive, option, stock award or other plans or programs shall immediately vest and be payable and all restrictions shall lapse. If such plans do not permit the Executive's continued
              participation or immediate vesting, the tax-adjusted value the Executive would have received shall be determined and paid by the Company (outside of the plans).

(b) Other. This Agreement shall not be considered a "change of control or an employment agreement" for the purposes of the Trenwick Group Inc. Merger Severance Policy adopted in connection with the merger of the Company and Chartwell Re Corporation; provided, however, if there is a Change of Control under this Agreement and the Executive is entitled to benefits under Section 3(a) of this Agreement, then the Executive shall not be covered by, or entitled to any benefits under, such Merger Severance Policy.


4.       EXCISE TAX.
         ----------

It is the intention of this provision that the Executive receive a net amount, after payment of all Excise Taxes (including Excise Taxes on any Excise Tax Adjustment) equal to the aggregate compensation, benefits and other amounts which gave rise to the Excise Tax.

(a) In the event that Executive receives or derives from the Company or otherwise any compensation, benefit or any amount under any option plan, performance plan, or incentive plan, which is determined to be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, (the "Excise Tax"), then the Executive shall be entitled to receive from the Company an Excise Tax Adjustment Payment equal to the amount of all applicable U.S.federal, state and local taxes (computed at the maximum marginal rates and including interest penalties and any cost of contest or defense) including Excise Tax imposed upon the Excise Tax Adjustment Payment. The amount of the any Excise Tax Adjustment Payment to be made shall be determined, at the Company's expense, by a nationally recognized accounting firm acceptable to the Executive and the Company.

(b) The Executive shall notify the Company in writing promptly of any written claim by the IRS that would require the payment of the Excise Tax Adjustment Payment. The Company may elect, by notifying the Executive in writing within thirty (30) days of its receipt of Executive's notice, to contest such claim and/or to retain legal counsel selected by the Company to represent the Executive. Such contest will be at the Company's sole cost and expense and the Company shall advance any amounts required to be paid in respect of such Excise tax or the contest thereof. The Executive shall cooperate fully with the Company in good faith including permitting the Company to participate in any proceedings relating to such claim or contest and giving the Company any information reasonably requested by the Company relating to such claim or contest.

(c) The Company shall be entitled to control all proceedings, conferences, and appeals it may elect to take, but only with respect to the Excise Tax, and may sue for a refund or contest the claim in any permissible manner provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. The Executive shall promptly pay to the Company the amount of any refund with respect to such claim (together with any interest paid or credited thereon but after payment by Executive of any taxes applicable thereto).

5.       CONFIDENTIAL INFORMATION: COMPETITION.
         -------------------------------------

Except as necessary or appropriate to the proper performance of the Executive's duties, or with the prior written consent of the Company, or as ordered by a court of competent jurisdiction, the Executive shall not at any time either during the continuance of the Executive's employment or after its termination for a period of three years disclose or communicate to any person or use for the Executive's own benefit or the benefit of any person other than the Company or any subsidiary or affiliate any information relating to the Company or any subsidiary or affiliate that is not generally known to the public ("Confidential Information") which may come to the Executive's knowledge in the course of the Executive's employment, and the Executive shall during the continuance of the Executive's employment use the Executive's best endeavors to prevent the unauthorized publication or misuse of any Confidential Information, provided that such restrictions shall not apply to any Confidential Information which (i) is or becomes publicly available other than as a result of a disclosure by the Executive in violation of this Agreement, (ii) becomes available to the Executive on a non-confidential basis from a source other than the Company or its employees, agents or advisors, provided that such source is not known by the Executive to be bound by a confidentiality agreement with or other obligation of secrecy to the Company with respect to such information, (iii) is independently developed by the Executive or on the Executive's behalf without violating the terms of this Agreement or (iv) is required to be disclosed by applicable law, regulation or legal process. While the Executive is employed by the Company and thereafter for so long as the Executive is being compensated pursuant to Section 3(a)(A) of this Agreement, the Executive agrees not to carry on or set up or be employed or engaged by or otherwise assist in or be interested in any capacity (including without limitation as a shareholder) in any State of the United
States of America or in any foreign country in which the Company or any subsidiary or affiliate thereof is conducting business, any business materially competitive to that being carried on by the Company or any subsidiary or affiliate thereof; provided, however, that the ownership by the Executive for investment purposes (directly or through nominees) of not more than 5% of the outstanding stock of any corporation which is publicly held and traded shall not be deemed to be violation of this Agreement. While the Executive is employed by the Company and thereafter for so long as the Executive is being compensated pursuant to Section 3(a)(A) of this Agreement, the Executive will not solicit, entice away, or otherwise encourage any executive or other employee of the Company or its subsidiaries or affiliates to leave his employment in order to join the Executive in any business endeavor, nor shall the Executive aid, promote, encourage or be a party to any acts, the effect of which would divert, diminish or prejudice the goodwill or business of the Company or any of its subsidiaries or affiliates. The agreements by the Executive in this Section 5 are intended to be separate and severable and enforceable as such.


6.       MERGER OR REORGANIZATION.
         ------------------------

This Agreement shall not be terminated by the voluntary or involuntary dissolution of the Company or by any merger or consolidation where the Company is not the surviving or resulting corporation, or upon any transfer of all or substantially all of the assets of the Company. In the event of any such merger or consolidation or transfer of assets, the provisions of this Agreement shall be binding and shall inure to the benefit of the Executive and the surviving or resulting entity or the entity to which such assets shall be transferred. The Company's successor, as the Executive's employer (whether such succession is direct or indirect, by purchase, merger, consolidation or otherwise, to all or a substantial portion of the business and/or assets of the Company), assumes and agrees to perform this Agreement in the same manner and to the same extent as the Company would be required to perform if no such succession had taken place. As used in this Agreement, the term "Company" shall mean the Company and any successor to all or a substantial portion of the Company's business or assets.

7.       ARBITRATION; JURY WAIVER.
         ------------------------

Any controversy or claim arising out of or relating to this Agreement, the breach thereof or the coverage of this arbitration provision shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules in effect on the date of delivery of demand for arbitration. The arbitration of such issues, including the determination of the amount of any damages suffered by either party hereto by reason of the acts or omissions of the other, shall be to the exclusion of any court. The decision of the arbitrators shall be final and binding on the parties and their respective heirs, executors, administrators, successors and assigns. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction. There shall be three arbitrators, one to be chosen directly by each party and the third arbitrator to be selected by the two arbitrators so chosen. The arbitration shall be conducted in Stamford, Connecticut or at such other location as agreed by the parties. All decisions and awards shall be made by a majority of the arbitrators. Each party shall pay the fees and expenses of that party's arbitrator and any representatives, witnesses and all other expenses related to the presentation of that party's case. The cost of the third arbitrator, the record or any transcripts, any administrative fees, and all other fees and costs shall be borne equally by the parties.

By agreeing to arbitration under this Section, the Company and the Executive understand that they are each waiving any right to a trial by jury and each party makes that waiver knowingly and voluntarily with full consideration of the ramifications of such waiver.

Nothing contained herein shall be construed or interpreted to preclude the Company prior to, or pending the resolution of, any matter subject to arbitration from seeking injunctive relief in any court for any breach or threatened breach of any of the Executive's obligations in Section 5 hereof.

8.       NON-ASSIGNABILITY.
         -----------------

The obligations of the Executive hereunder are personal and may not be delegated, assigned or transferred by the Executive in any manner whatsoever, nor are such obligations subject to involuntary alienation, assignment or transfer.

9.       AMENDMENT; TERMINATION.
         -----------------------

This Agreement contains the entire agreement of the parties. It may not be changed orally but only by a written agreement executed by the Executive and the Board that expressly references this Agreement. This Agreement may be terminated by the Board at any time upon one year's written notice to the Executive, setting forth the date of termination of this Agreement. Notwithstanding such a termination of this Agreement, this Agreement shall continue with respect to any Change of Control that occurs during the term of this Agreement, until the end of its Protected Period, but shall not apply to any Change of Control that occurs after the date of termination of this Agreement.

10.      NOTICES.
         -------

All notices which a party is required or may desire to give to the other party under or in connection with this Agreement shall be sufficient if given by hand delivery or by addressing same to the other party as follows:

                  (a) if to the Executive, to:

                  James F. Billett Jr.
                  14 John Applegate Road
                  Redding CT  06896

                  (b) if to the Company, to:

                  Trenwick Group Inc.
                  One Canterbury Green
                  Stamford, CT  06901
                  Attn: Secretary

or at such other place as may be designed in writing by like notice. Any notice shall be deemed to have been delivered when addressed as required herein and deposited postage prepaid, in the United States Mail.

11.      WAIVER; MODIFICATION.
         --------------------

No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing that expressly references this Agreement and is signed by the Executive and the Company. The waiver by either party of any breach by the other party, or of compliance with, any condition or provision of this Agreement to be performed by such other party shall not be deemed a waiver of the same provisions or conditions at any other time, nor shall it be deemed a waiver of any other provisions or conditions at any time.

12.      SEVERABILITY.
         ------------

The various Sections of this Agreement are severable, and if any Section or an identifiable part thereof is held to be invalid or unenforceable by any court of competent jurisdiction, then such invalidity or unenforceability shall not affect the validity or enforceability of the remaining Sections or identifiable parts thereof in this Agreement, and the parties hereto agree that the portion so held invalid, unenforceable or void shall, if possible, be deemed amended or reduced in scope, or otherwise be stricken from this Agreement, to the extent required for the purposes of the validity and enforcement hereof.

13.      CHOICE OF LAW.
         -------------

The parties agree that Connecticut, as the place of contracting and where the Company has its principal place of business, has a substantial relationship to this Agreement and so the parties agree that this Agreement shall be governed by the laws of the State of Connecticut, without reference to any conflict of law rules.

14.      SURVIVAL AND CONTINUATION OF AGREEMENT PROVISIONS.
         -------------------------------------------------

The termination of the Executive's employment for any reason whatsoever shall not operate to terminate this Agreement or otherwise adversely affect the respective continuing rights and obligations of the parties, including those under Sections 3, 4, 5, 7, 8, 9, 10, 11, 13 and 18 of this Agreement, all of which shall survive the effective date of such termination of employment in accordance with their respective terms.

15.      ENTIRE AGREEMENT.
         ----------------

This Agreement sets forth the entire agreement between the parties with respect to the subject matter hereof and supersedes any and all prior agreements between the Company and the Executive, whether written or oral, relating to any or all matters covered by, and contained or otherwise dealt with, in this Agreement, including but not limited to the Original Agreement. No agreements or representations, oral or otherwise, express or implied, have been made by either party with respect to the subject matter of this Agreement, unless set forth expressly in this Agreement.

16.      BENEFICIARIES; REFERENCES.
         -------------------------

The Executive may select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following the Executive's death, and may change such election by giving the Company written notice thereof. In the event of the Executive's death, Disability or a judicial determination of the Executive's incompetence, all references in this Agreement to the Executive shall be deemed, where appropriate, to refer to the Executive's named beneficiary, estate or other legal representative.

17.      ACTION OF THE BOARD.
         -------------------

Except for the reference in Section 1(a), any reference in this Agreement to the Board shall include the Compensation Committee thereof and any officers of the Company to which the Board or the Compensation Committee thereof has by resolution delegated any explicit authority or responsibilities with respect to this Agreement.

18.      TAX WITHHOLDINGS.
         ----------------

All payments to the Executive hereunder shall be subject to such withholding of federal, state and local income and excise taxes and to such employment taxes as may be reasonably determined by the Company to be required.

         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the date set forth above.

                                              TRENWICK GROUP INC.


                                              By:
                                                 ------------------------------
                                                 Name:
                                                 Title:

                                              EXECUTIVE


                                              ---------------------------------
                                              James F. Billett, Jr.